JOINT FILERS’ SIGNATURES
SEG PARTNERS L.P.
By: SEG Partners Holdings, LLC, its general partner

By:	/s/ George S. Loening		Date: August 3, 2018
	Name:	George S. Loening
	Title:	Authorized Person

SEG PARTNERS II, L.P.
By: SEG Partners II Holdings, LLC, its general partner

By:	/s/ George S. Loening		Date: August 3, 2018
	Name:	George S. Loening
	Title:	Authorized Person

GEORGE S. LOENING

By:	/s/ George S. Loening		Date: August 3, 2018